Exhibit 99.1

VISHAY REPORTS RESULTS FOR FOURTH QUARTER AND YEAR 2013

•	Revenues for Q4 2013 $616 million and for year 2013 $2,371 million
•	EPS Q4 2013 of $0.20, or adjusted EPS of $0.21 excluding restructuring and severance costs
•	EPS for the year 2013 of $0.81, or adjusted EPS of $0.79 excluding one-time items listed below
•	Cash from operations for the year 2013 of $292 million and capital expenditures of $153 million

MALVERN, PENNSYLVANIA – February 4, 2014 – Vishay Intertechnology, Inc. (NYSE: VSH), one of the world's largest manufacturers of discrete semiconductors and passive components, today announced its results for the year and fiscal quarter ended December 31, 2013.

Revenues for the year ended December 31, 2013 were $2,371.0 million, compared to $2,230.1 million for the year ended December 31, 2012.  The net earnings attributable to Vishay stockholders for the year ended December 31, 2013 were $123.0 million, or $0.81 per diluted share, compared to $122.7 million, or $0.79 per diluted share for the year ended December 31, 2012.

Revenues for the fiscal quarter ended December 31, 2013 were $616.2 million, compared to $530.6 million for the fiscal quarter ended December 31, 2012.  The net earnings attributable to Vishay stockholders for the fiscal quarter ended December 31, 2013 were $30.0 million, or $0.20 per diluted share, compared to $21.0 million, or $0.14 per diluted share for the fiscal quarter ended December 31, 2012.

Net earnings attributable to Vishay stockholders for the fiscal quarter ended December 31, 2013 include restructuring and severance costs of $2.8 million.  Net earnings attributable to Vishay stockholders for the fiscal quarter ended December 31, 2012 include one-time tax benefits primarily related to the release of deferred tax valuation allowances in various jurisdictions. The years ended December 31, 2013 and 2012 include other items affecting comparability. These items are summarized on the attached reconciliation schedule. Adjusted net earnings per diluted share, which exclude these items, were $0.21 and $0.79 for the fiscal quarter and year ended December 31, 2013, respectively, and $0.11 and $0.71 for the fiscal quarter and year ended December 31, 2012, respectively.

Commenting on the results for the fourth quarter 2013, Dr. Gerald Paul, President and Chief Executive Officer, stated, "Revenues excluding the effect of a stronger Euro came in at the very high end of guidance. Distributors seem to be confident for the future while the inventory turns of our components at distributors remain acceptable. The ending backlog of $611 million, 20% higher compared to last year, indicates a good start into 2014."

Commenting on the results for the year 2013, Dr. Gerald Paul, stated, "For manufacturers of electronic components, the year 2013 overall has not been bad but developments in relevant market segments were very different. Confidence has grown across the board in the last quarter. In case of a real upturn, Vishay is very well positioned benefitting from increased capacities in strategic product lines; from having improved market access in the industrial segment in Asia, specifically in China; from increased technical resources; from our broad and innovative product portfolio and from our strong position in distribution worldwide."

Commenting on the outlook for the first quarter 2014 Dr. Paul stated, "Based on our backlog and on current order trends, we expect revenues between $580 million and $620 million at similar gross margins, significantly over our revenues in Q1 of prior year."

A conference call to discuss fourth quarter and year ending financial results is scheduled for Tuesday, February 4, 2014 at 9:00 AM ET. The dial-in number for the conference call is 877-589-6174 (+1 706-643-1406 if calling from outside the United States or Canada) and the conference ID is 30636907.

There will be a replay of the conference call from 10:30 AM ET on Tuesday, February 4, 2014 through 11:59 PM ET on Monday, February 10, 2014. The telephone number for the replay is 800-585-8367 (+1 855-859-2056 or 404-537-3406 if calling from outside the United States or Canada) and the access code is 30636907.

There will also be a live audio webcast of the conference call. This can be accessed directly from the Investor Relations section of the Vishay website at http://ir.vishay.com.

About Vishay
Vishay Intertechnology, Inc., a Fortune 1,000 Company listed on the NYSE (VSH), is one of the world's largest manufacturers of discrete semiconductors (diodes, MOSFETs, and infrared optoelectronics) and passive electronic components (resistors, inductors, and capacitors). These components are used in virtually all types of electronic devices and equipment, in the industrial, computing, automotive, consumer, telecommunications, military, aerospace, power supplies, and medical markets. Vishay's product innovations, successful acquisition strategy, and "one-stop shop" service have made it a global industry leader. Vishay can be found on the Internet at http://www.vishay.com.

This press release includes certain financial measures which are not recognized in accordance with generally accepted accounting principles ("GAAP"), including adjusted net earnings and adjusted earnings per share, which are considered "non-GAAP financial measures" under the U.S. Securities and Exchange Commission rules. These non-GAAP measures supplement our GAAP measures of performance and should not be viewed as an alternative to GAAP measures of performance. Non-GAAP measures such as adjusted net earnings and adjusted earnings per share do not have uniform definitions. These measures, as calculated by Vishay, may not be comparable to similarly titled measures used by other companies. Management believes that adjusted net earnings and adjusted net earnings per diluted share are meaningful to investors because they provide insight with respect to intrinsic operating results of the Company. Reconciling items to arrive at adjusted net earnings represent significant charges or credits that are important to understanding the Company's intrinsic operations. These reconciling items are indicated on the accompanying reconciliation schedule and are more fully described in the Company's financial statements presented in its annual report on Form 10-K and its quarterly reports presented on Forms 10-Q.

Statements contained herein that relate to the Company's future performance, including statements with respect to forecasted revenues, margins, cash generation, internal growth, and the general state of the Company, are forward-looking statements within the safe harbor provisions of Private Securities Litigation Reform Act of 1995. Words such as "believe," "estimate," "will be," "will," "would," "expect," "anticipate," "plan," "project," "intend," "could," "should," or other similar words or expressions often identify forward-looking statements. Such statements are based on current expectations only, and are subject to certain risks, uncertainties and assumptions, many of which are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results, performance, or achievements may vary materially from those anticipated, estimated or projected. Among the factors that could cause actual results to materially differ include: general business and economic conditions; difficulties in implementing our cost reduction and restructuring strategies; changes in foreign currency exchange rates; competition and technological changes in our industries; difficulties in new product development; difficulties in identifying suitable acquisition candidates, consummating a transaction on terms which we consider acceptable, and integration and performance of acquired businesses; uncertainty related to the effects of changes in foreign currency exchange rates; and other factors affecting our operations that are set forth in our filings with the Securities and Exchange Commission, including our annual reports on Form 10-K and our quarterly reports on Form 10-Q. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

VISHAY INTERTECHNOLOGY, INC.
Summary of Operations
(In thousands, except per share amounts)

	Years ended
	December 31, 2013	December 31, 2012
	(unaudited)

Net revenues	$2,370,979	$2,230,097
Costs of products sold	1,803,719	1,703,424
Gross profit	567,260	526,673
Gross margin	23.9%	23.6%

Selling, general, and administrative expenses	368,542	349,625
Restructuring and severance costs	2,814	-
Executive compensation charge (credit)	(1,778)	-
Gain on sale of property	-	(12,153)
Operating income	197,682	189,201
Operating margin	8.3%	8.5%

Other income (expense):
Interest expense	(23,130)	(22,604)
Other	1,853	3,440
Total other income (expense) - net	(21,277)	(19,164)

Income before taxes	176,405	170,037

Income taxes	52,636	46,506

Net earnings	123,769	123,531

Less: net earnings attributable to noncontrolling interests	789	793

Net earnings attributable to Vishay stockholders	$122,980	$122,738

Basic earnings per share attributable to Vishay stockholders	$0.85	$0.82

Diluted earnings per share attributable to Vishay stockholders	$0.81	$0.79

Weighted average shares outstanding - basic	144,856	149,020

Weighted average shares outstanding - diluted	151,417	155,844

VISHAY INTERTECHNOLOGY, INC.
Summary of Operations
(Unaudited - In thousands, except per share amounts)

	Fiscal quarters ended
	December 31, 2013	September 28, 2013	December 31, 2012

Net revenues	$616,170	$602,890	$530,570
Costs of products sold	471,721	459,670	421,779
Gross profit	144,449	143,220	108,791
Gross margin	23.4%	23.8%	20.5%

Selling, general, and administrative expenses	94,601	90,067	87,277
Restructuring and severance costs	2,814	-	-
Operating income	47,034	53,153	21,514
Operating margin	7.6%	8.8%	4.1%

Other income (expense):
Interest expense	(6,023)	(5,797)	(6,339)
Other	398	556	1,500
Total other income (expense) - net	(5,625)	(5,241)	(4,839)

Income before taxes	41,409	47,912	16,675

Income taxes	11,135	15,043	(4,462)

Net earnings	30,274	32,869	21,137

Less: net earnings attributable to noncontrolling interests	253	150	162

Net earnings attributable to Vishay stockholders	$30,021	$32,719	$20,975

Basic earnings per share attributable to Vishay stockholders	$0.20	$0.23	$0.15

Diluted earnings per share attributable to Vishay stockholders	$0.20	$0.22	$0.14

Weighted average shares outstanding - basic	147,289	144,937	143,273

Weighted average shares outstanding - diluted	151,156	151,890	150,193

VISHAY INTERTECHNOLOGY, INC.
Consolidated Condensed Balance Sheets
(In thousands)

	December 31, 2013	December 31, 2012
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$640,348	$697,595
Short-term investments	511,231	294,943
Accounts receivable, net	274,083	247,035
Inventories:
Finished goods	109,617	109,571
Work in process	197,600	177,350
Raw materials	125,491	120,728
Total inventories	432,708	407,649

Deferred income taxes	21,716	24,385
Prepaid expenses and other current assets	100,594	119,656
Total current assets	1,980,680	1,791,263

Property and equipment, at cost:
Land	93,685	92,348
Buildings and improvements	560,418	523,091
Machinery and equipment	2,340,778	2,163,182
Construction in progress	95,278	101,570
Allowance for depreciation	(2,163,540)	(1,965,639)
	926,619	914,552

Goodwill	43,132	34,866

Other intangible assets, net	129,951	133,717

Other assets	156,757	141,879
Total assets	$3,237,139	$3,016,277

VISHAY INTERTECHNOLOGY, INC.
Consolidated Condensed Balance Sheets (continued)
(In thousands)

	December 31, 2013	December 31, 2012
	(unaudited)
Liabilities and stockholders' equity
Current liabilities:
Notes payable to banks	$2	$6
Trade accounts payable	163,894	147,936
Payroll and related expenses	120,997	108,353
Other accrued expenses	146,670	148,660
Income taxes	17,502	7,215
Total current liabilities	449,065	412,170

Long-term debt less current portion	364,911	392,931
Deferred income taxes	157,640	129,379
Other liabilities	99,426	108,600
Accrued pension and other postretirement costs	287,901	344,961
Total liabilities	1,358,943	1,388,041

Equity:
Vishay stockholders' equity
Common stock	13,520	13,114
Class B convertible common stock	1,213	1,213
Capital in excess of par value	2,054,087	1,999,901
Retained earnings (accumulated deficit)	(257,698)	(380,678)
Accumulated other comprehensive income (loss)	61,634	(10,222)
Total Vishay stockholders' equity	1,872,756	1,623,328
Noncontrolling interests	5,440	4,908
Total equity	1,878,196	1,628,236
Total liabilities and equity	$3,237,139	$3,016,277

VISHAY INTERTECHNOLOGY, INC.
Consolidated Condensed Statements of Cash Flows
(In thousands)
	Years ended
	December 31, 2013	December 31, 2012
	(unaudited)
Operating activities
Net earnings	$123,769	$123,531
Adjustments to reconcile net earnings to
net cash provided by operating activities:
Depreciation and amortization	170,132	168,555
(Gain) loss on disposal of property and equipment	26	(12,894)
Accretion of interest on convertible debentures	3,647	3,028
Inventory write-offs for obsolescence	19,108	20,865
Other	(14,603)	(10,444)
Changes in operating assets and liabilities,
net of effects of businesses acquired	(10,009)	(5,152)
Net cash provided by operating activities	292,070	287,489

Investing activities
Purchase of property and equipment	(153,077)	(150,291)
Proceeds from sale of property and equipment	4,681	10,241
Purchase of businesses, net of cash acquired or refunded	(23,034)	(85,493)
Purchase of short-term investments	(664,867)	(381,040)
Maturity of short-term investments	465,668	339,287
Other investing activities	(176)	(1,828)
Net cash used in investing activities	(370,805)	(269,124)

Financing activities
Proceeds of long-term borrowings	-	150,000
Issuance costs	(4,558)	(4,827)
Common stock repurchase	-	(150,000)
Principal payments on long-term debt and capital lease obligations	(28)	(27)
Net proceeds (payments) on revolving credit lines	25,000	(66,000)
Net changes in short-term borrowings	(146)	(115)
Proceeds from stock options exercised	-	174
Excess tax benefit from RSUs vested	196	-
Distributions to noncontrolling interests	(257)	(1,040)
Other financing activities	(3,638)	-
Net cash provided by (used in) financing activities	16,569	(71,835)
Effect of exchange rate changes on cash and cash equivalents	4,919	1,977

Net decrease in cash and cash equivalents	(57,247)	(51,493)

Cash and cash equivalents at beginning of period	697,595	749,088
Cash and cash equivalents at end of period	$640,348	$697,595

VISHAY INTERTECHNOLOGY, INC.
Reconciliation of Adjusted Earnings Per Share
(Unaudited - In thousands, except per share amounts)
	Fiscal quarters ended			Years ended
	December 31, 2013	September 28, 2013	December 31, 2012	December 31, 2013	December 31, 2012

GAAP net earnings attributable to Vishay stockholders	$30,021	$32,719	$20,975	$122,980	$122,738

Reconciling items affecting operating margin:
Restructuring and severance costs	$2,814	$-	$-	$2,814	$-
Executive compensation charge (credit)	-	-	-	(1,778)	-
Gain on sale of property	-	-	-	-	(12,153)

Reconciling items affecting tax expense (benefit):
Tax effects of items above and other one-time tax expense (benefit)	$(988)	$(2,867)	$(4,036)	$(4,552)	$95

Adjusted net earnings	$31,847	$29,852	$16,939	$119,464	$110,680

Adjusted weighted average diluted shares outstanding	151,156	151,890	150,193	151,417	155,844

Adjusted earnings per diluted share*	$0.21	$0.20	$0.11	$0.79	$0.71

* Includes add-back of interest on exchangeable notes in periods where the notes are dilutive.

Source: Vishay Intertechnology, Inc.
Contact:
Vishay Intertechnology, Inc.
Peter G. Henrici
Senior Vice President, Corporate Communications
 +1-610-644-1300